                                                                       EXHIBIT 1


Exhibit 1 is amended by replacing such exhibit in its entirety with the following text:

DIRECTORS OF GENZYME

     Set forth below is the name, present principal occupation or employment and the name, principal business and address of any corporation or other organization in which such employment is conducted of each director of Genzyme. Unless otherwise indicated, each director is a citizen of the United States.

     Henri A. Termeer
     Chairman of the Board, President and Chief Executive Officer
     Genzyme Corporation
     One Kendall Square
     Cambridge, Massachusetts  02139

     Constantine E. Anagnostopoulos
     Managing General Partner
     Gateway Associates (venture capital limited partnership)
     800 Maryland Avenue, Suite 1190
     St. Louis, MO  63105

     Douglas A. Berthiaume
     Chairman, President and Chief Executive Officer
     Waters Corporation (high technology manufacturer of products used for analysis and purification)
     34 Maple Street
     Milford, Massachusetts  01757

     Henry E. Blair
     President and Chief Executive Officer
     Dyax Corp. (bioseparation, pharmaceutical discovery and development company)
     One Kendall Square, Building 600, 5th Floor
     Cambridge, Massachusetts  02139

     Robert J. Carpenter
     Chairman
     GelTex Pharmaceuticals, Inc.
     303 Bear Hill Road
     Waltham, MA 02154

     Charles L. Cooney
     Professor of Chemical and Biochemical Engineering
     Massachusetts Institute of Technology
     25 Ames Street
     Building 66-Room 352
     Cambridge, Massachusetts  02139


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                                                                       EXHIBIT 1


     Henry R. Lewis
     c/o Genzyme Corporation
     One Kendall Square
     Cambridge, Massachusetts 02139

EXECUTIVE OFFICERS OF GENZYME

     Set forth below is the name and present principal occupation of each of the executive officers of Genzyme. Unless otherwise indicated, each executive officer is a citizen of the United States and has as his principal business address One Kendall Square, Cambridge, Massachusetts 02139.

     Henri A. Termeer
     Chairman of the Board, President and Chief Executive Officer

     Russell J. Campanello
     Senior Vice President, Human Resources

     Earl M. Collier, Jr.
     Executive Vice President, Health Systems and Surgical Products

     David D. Fleming
     Group Senior Vice President, Diagnostic Products and Genetics

     Michael S. Wyzga
     Senior Vice President, Chief Financial Officer, Corporate Controller and Chief Accounting Officer

     Richard A. Moscicki
     Senior Vice President, Clinical, Medical and Regulatory Affairs; Chief Medical Officer

     Alan E. Smith
     Senior Vice President, Research; Chief Scientific Officer
     Citizenship: United Kingdom

     G. Jan van Heek
     Executive Vice President, Therapeutics Division and Tissue Repair
     Citizenship: The Netherlands

     Peter Wirth
     Executive Vice President, Legal, Corporate Development, Molecular Oncology and Pharmaceuticals; Chief Legal Officer